Exhibit 99.1

PRESS RELEASE

FOR IMMEDIATE RELEASE	Contact: Jill Peters
(818) 871-8342
jpeters@thecheesecakefactory.com

THE CHEESECAKE FACTORY TO PRESENT AT

INVESTMENT CONFERENCES

Calabasas Hills, CA — February 28, 2011 — The Cheesecake Factory Incorporated (NASDAQ: CAKE) today announced two upcoming investment conference presentations.  Details regarding the presentations are below.

•                  Raymond James 32nd Annual Institutional Investors Conference (Orlando)

March 8, 2011 at 9:50 a.m. Eastern Time

W. Douglas Benn, Executive Vice President and CFO, and Jill Peters, Vice President of Investor Relations, will be presenting.

•                  Bank of America Merrill Lynch 2011 Consumer Conference (New York)

March 9, 2011 at 9:15 a.m. Eastern Time

David Overton, Chairman and CEO, and W. Douglas Benn will be presenting.

Live webcasts of the presentations will be available on the Company’s website at www.thecheesecakefactory.com, and can be accessed by clicking on the “Investors” link from the home page and the respective conference webcast links at the top of the page.  Archives of the webcasts will be available following the live presentations.

About The Cheesecake Factory Incorporated

The Cheesecake Factory Incorporated created the upscale casual dining segment in 1978 with the introduction of its namesake concept.  The Company operates 164 full-service, casual dining restaurants throughout the U.S., including 150 restaurants under The Cheesecake Factory® mark; 13 restaurants under the Grand Lux Cafe® mark; and one restaurant under the RockSugar Pan Asian Kitchen® mark.  The Company also operates two bakery production facilities in Calabasas Hills, CA and Rocky Mount, NC that produce over 70 varieties of quality cheesecakes and other baked products.  Learn more about the Company at www.thecheesecakefactory.com.

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The Cheesecake Factory Incorporated

26901 Malibu Hills Road, Calabasas Hills, CA 91301 • Telephone (818) 871-3000 • Fax (818) 871-3100